UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    December 29, 2005

GLOBAL MATRECHS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29204	58-2153309
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

90 Grove Street, Suite 201 Ridgefield, Connecticut	06877
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:    (203) 431-6665

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 29, 2005, we entered into a Stock Purchase Agreement with Mark J. Allen and True to Form Limited, Inc. pursuant to which we sold 100 shares of common stock of True to Form, representing all of its outstanding capital stock, to Mr. Allen. We refer you to the description of the consideration for this transaction and of Mr. Allen’s relationship with us contained in Item 2.01 of this current report. Included in the Stock Purchase Agreement is a general mutual release between Mr. Allen and True to Form and us, with the exception of any claims arising in connection with the transactions contemplated in the Stock Purchase Agreement.

ITEM 1.02.    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On December 29, 2005, in connection with our sale of True to Form Limited, Inc. pursuant to the Stock Purchase Agreement described in Item 1.01 of this current report, we, Mark Allen, and True to Form, agreed that each of the agreements entered into on or about December 31, 2004 relating to our acquisition of True to Form, including the Agreement and Plan of Merger, the Security Agreement, the Pledge Agreement, the Share Escrow Agreement, the Employment Agreement between Mr. Allen and the us, and a promissory note issued by us to True to Form for working capital purposes were terminated effective immediately and of no further force or effect.

We refer you to the description of Mr. Allen’s relationship with us contained in Item 2.01 of this current report. We also refer you to the discussion of the Agreement and Plan of Merger, the Security Agreement, the Pledge Agreement and the Share Escrow Agreement contained in our current report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2005, which is incorporated by reference herein.

ITEM 2.01.    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 29, 2005 we completed the transfer of all of the issued and outstanding capital stock of True To Form Limited, Inc. to Mr. Allen pursuant to the terms of the Stock Purchase Agreement described in Item 1.01 of this current report. As a result of this sale, we no longer hold any equity interest in True To Form.

We acquired True To Form from its sole shareholder, Mark J. Allen, who was, until the consummation of the transactions described in this current report, a member of our board of directors and an Executive Vice President. The transaction contemplated in the Stock Purchase Agreement was the result of arm’s length negotiations and was approved by the disinterested member of our Board of Directors. The consideration was determined on the basis of these negotiations. The consideration for the sale of True to Form consists of:

•	the issuance by True To Form to us of a promissory note described below;

•
the cancellation of the promissory note issued to him by True to Form in connection with our purchase of True to Form, which was in the initial principal amount of $500,000, and the cancellation of our guaranty of the amounts owed under that promissory note; and

•
the surrender by Mr. Allen of the 10,000,000 shares of our common stock that were issued to him as partial consideration for our purchase of True to Form on December 31, 2004 and the cancellation of all other equity interest in Global Matrechs held by Mr. Allen.

In addition, we agreed to the cancellation of amounts owed under a note issued by us to True to Form for working capital purposes. The initial principal amount of the note was $200,000.

As partial consideration for the sale of True to Form to Mr. Allen, True to Form has issued to us a promissory note in the initial principal amount of $250,000. The promissory note accrues interest at an annual rate of one percent plus the prime rate as reported by a nationally recognized commercial bank. True to Form is required to make quarterly payments equal to three percent of gross sales in excess of $315,000, if any, for the quarter immediately preceding each such payment. The note matures on January 1, 2011, at which point all principal and interest then outstanding on the note becomes immediately due and payable.

The discussion contained in Items 1.01, 1.02 and 2.01 of this current report is only a summary and is qualified in its entirety by reference to the stock purchase agreement and the promissory note, which are included as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and are incorporated by reference herein.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective December 29, 2005, Mark J. Allen resigned from his positions as Executive Vice President and Director of Global Matrechs, Inc. This action was not, to the knowledge of any executive officer of the Company, because of a disagreement on any matter relating to the Company’s operations, policies or practices.
ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Title
10.1	Stock Purchase Agreement
10.2	Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MATRECHS, INC.

Date: January 6, 2006	By:	/s/ Michael Sheppard
Michael Sheppard
President, Chief Executive Officer, Chief Operating Officer and Acting Chief Financial Officer

EXHIBIT INDEX

Number	Title
10.1	Stock Purchase Agreement
10.2	Promissory Note